As filed with the Securities and Exchange Commission on April 20, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BATS GLOBAL MARKETS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	6200	46-3583191
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

8050 Marshall Drive, Suite 120
Lenexa, KS 66214
(913) 815-7000

(Address of Principal Executive Offices)

Bats Global Markets, Inc. 2009 Stock Option Plan

Bats Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan

Bats Global Markets, Inc. 2016 Omnibus Incentive Plan

Bats Global Markets, Inc. 2016 Non-Employee Directors Compensation Plan

Bats Global Markets, Inc. 2016 Employee Stock Purchase Plan

(Full Titles of the Plans)

Eric Swanson, Esq.
Executive Vice President,
General Counsel and Secretary
Bats Global Markets, Inc.
8050 Marshall Drive, Suite 120
Lenexa, KS 66214
(913) 815-7000

(Telephone Number, Including Area Code, of Agents for Service)

With a copy to:

Jean McLoughlin, Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (10)
Common Stock, par value $0.01 per share
- To be issued pursuant to stock option awards under the 2009 Stock Option Plan	1,581,849	(2)	$7.76	(8)	$12,275,148.24	$1,236.11
- To be issued pursuant to stock option awards under the 2012 Equity Incentive Plan	364,189	(3)	$12.52	(8)	$4,559,646.28	$459.16
- To be issued pursuant to unvested restricted stock under the 2012 Equity Incentive Plan	1,565,653	(4)	$22.90	(9)	$35,853,453.70	$3,610.44
- To be issued under the 2016 Omnibus Incentive Plan	4,074,000	(5)	$22.90	(9)	$93,294,600.00	$9,394.77
- To be issued under the 2016 Directors Compensation Plan	291,000	(6)	$22.90	(9)	$6,663,900.00	$671.05
- To be issued under the 2016 Employee Stock Purchase Plan	582,000	(7)	$22.90	(9)	$13,327,800.00	$1,342.11
Total	8,458,691				$165,974,548.22	$16,713.64

(1)

As described in the Registrant’s Statement on Form S-1, as amended, dated April 14, 2016 (Commission File No. 333-208565), immediately prior to the completion of initial public offering, the Registrant declared a 1-for-2.91 stock split of all outstanding Common Stock. All references herein to the number of shares of Common Stock give effect to such stock split.

(2)

Represents 1,581,849 shares of Common Stock subject to outstanding awards under the Bats Global Markets, Inc. 2009 Stock Option Plan (the “2009 Stock Option Plan”) as of April 20, 2016. No new awards will be issued under the 2009 Stock Option Plan, but outstanding awards granted under this plan continue to be governed by its terms.

(3)

Represents 364,189 shares of Common Stock subject to outstanding stock options under the Bats Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”) as of April 20, 2016. No new awards will be issued under the 2012 Equity Incentive Plan, but outstanding awards granted under this plan continue to be governed by its terms.

(4)

Represents 1,565,653 shares of Common Stock subject to unvested restricted stock under the 2012 Equity Incentive Plan as of April 20, 2016. No new awards will be issued under the 2012 Equity Incentive Plan, but outstanding awards granted under this plan continue to be governed by its terms.

(5)	Represents 4,074,000 shares of Common Stock available for future issuance under the Bats Global Markets, Inc. 2016 Omnibus Incentive Plan (the “2016 Omnibus Incentive Plan”).

(6)	Represents 291,000 shares of Common Stock available for future issuance under the Bats Global Markets, Inc. 2016 Non-Employee Directors Compensation Plan (the “2016 Directors Compensation Plan”).

(7)	Represents 582,000 shares of Common Stock available for future issuance under the Bats Global Markets, Inc. 2016 Employee Stock Purchase Plan (the “2016 Employee Stock Purchase Plan”).

(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding stock options granted under the 2009 Stock Option Plan and the 2012 Equity Incentive Plan.

(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share based on the average of the high and low prices reported for a share of Common Stock on the Bats BZX Exchange on April 15, 2016.

(10)	Rounded up to the nearest penny.

PART I

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions.  The documents containing the information specified in Part I will be delivered to the participants in the 2009 Stock Option Plan, the 2012 Equity Incentive Plan, the 2016 Omnibus Incentive Plan, the 2016 Directors Compensation Plan and the 2016 Employee Stock Purchase Plan (collectively, the “Plans”) as required by Rule 428(b)(1).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed are incorporated herein by reference:

(a)        The Company’s Registration Statement on Form S-1 (Commission File No. 333-208565), as originally filed on December 16, 2015, including any amendments or supplements thereto; and

(b)        The description of the Company’s capital stock which is contained in the Company’s Registration Statement on Form 8-A dated April 11, 2016 (Commission File No. 001-37732), including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant.  The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the DGCL, the personal liability of the Registrant’s directors for monetary damages for breach of their fiduciary duties as directors.  The Registrant’s amended and restated certificate of incorporation provides that the Registrant must indemnify its directors and officers as well as directors or officers of another corporation, partnership, joint venture, trust or other enterprise serving at the request of the Registrant, and may indemnify its employees and other agents, in each case to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit.  The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

Item 9.  Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)       To include any material information with respect to the Plans not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on the 20th day of April, 2016.

BATS GLOBAL MARKETS, INC.

By:	/s/ Chris Concannon
	Name:	Chris Concannon
	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

President, Chief Executive
	Officer and Director (Principal	April 20, 2016
/s/ Chris Concannon	Executive Officer)
Chris Concannon
Executive Vice President, Chief
	Financial Officer and Treasurer	April 20, 2016
/s/ Brian N. Schell	(Principal Financial Officer)
Brian N. Schell

	Controller (Principal Accounting	April 20, 2016
/s/ Derick Shupe	Officer)
Derick Shupe

April 20, 2016
*	Chairman
Joe Ratterman

April 20, 2016
*	Director
Alan H. Freudenstein

April 20, 2016
*	Director
Robert W. Jones

April 20, 2016
*	Director
John McCarthy

April 20, 2016
*	Director
Chris Mitchell

*	Director	April 20, 2016
Jamil Nazarali

*	Director	April 20, 2016
Frank Reardon

*	Director	April 20, 2016
Michael Richter

* This Registration Statement has been signed on behalf of the above officers and directors by Eric Swanson, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

DATED: April 20, 2016	By:	/s/ Eric Swanson
Eric Swanson, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, dated April 20, 2016 (Commission File No. 001-37732)).

4.2	Amended and Restated Bylaws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, dated April 20, 2016 (Commission File No. 001-37732)).

5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm of the Registrant (filed herewith).

23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

24.1	Power of Attorney.

99.1

Bats Global Markets, Inc. 2009 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, as amended, dated April 14, 2016 (Commission File No. 333-208565).

99.2

Bats Global Markets, Inc. Third Amended and Restated 2012 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, as amended, dated April 14, 2016 (Commission File No. 333-208565).

99.3	Bats Global Markets, Inc. 2016 Omnibus Incentive Plan.

99.4	Bats Global Markets, Inc. 2016 Non-Employee Directors Compensation Plan.

99.5	Bats Global Markets, Inc. 2016 Employee Stock Purchase Plan.